Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

August 7, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC 20549

Re: Healthmed Service LTD.

Dear Sirs:

We were previously the principal auditors for Healthmed Service LTD. and we reported on the financial statements of Healthmed Service LTD. for the period from inception, September 14, 2000 to June 30, 2009. We have read Healthmed Service LTD.'s statements under Item 4 of its Form 8-K, dated August 7, 2009, and we agree with such statements.

For the most recent fiscal period through to August 7, 2009, there have been no disagreements between Healthmed Service LTD. and Moore & Associates, Chtd. on any matter
of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

Moore & Associates, Chartered
Las Vegas, Nevada

6490 West Desert Inn Road, Las Vegas, NV 89146
(702) 253-7499 Fax (702) 253-7501

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